UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2010
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 27, 2010, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter ended June 30, 2010 and announcing its corresponding earnings conference call. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 8.01. Other Events.
In the news release issued on July 27, 2010, the Registrant increased its expectations for fiscal year 2010 diluted earnings per share to a range of $2.16 to $2.20 per share. The Registrant also raised its assumption for revenue growth to between 8 percent and 9 percent and increased its assumption for operating margin expansion to the mid- to high-teens basis point range. The Registrant’s assumption for free cash flow for the fiscal year remains unchanged at $525 million to $600 million. The Registrant also increased is assumption regarding share repurchases and now expects to repurchase approximately $450 million of the Registrant’s common shares in fiscal year 2010. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 News Release, dated July 27, 2010, regarding Registrant’s earnings for the fiscal quarter ended June 30, 2010 and fiscal year 2010 expectations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: July 27, 2010	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer